Exhibit 4.3

GUARANTEE AGREEMENT

BY

FedEx Corporation

in favor of

THE HOLDERS,

FedEx Freight Holding Company, Inc.

and

Regions Bank,

as Trustee for the Holders of the Notes Specified Below of

FedEx Freight Holding Company, Inc.

$1,000,000,000 of 4.300% Senior Notes due 2029

$1,000,000,000 of 4.650% Senior Notes due 2031

$700,000,000 of 4.950% Senior Notes due 2033

$1,000,000,000 of 5.250% Senior Notes due 2036

February 5, 2026

GUARANTEE AGREEMENT, dated as of February 5, 2026 (as amended from time to time, this “Guarantee”), made by FedEx Corporation, a Delaware corporation (the “Parent Guarantor”), in favor of (a) the Holders (as defined in the Indenture (as defined below)) of $1,000,000,000 aggregate principal amount of 4.300% Senior Notes due 2029 of the Issuer (the “2029 Notes”), $1,000,000,000 aggregate principal amount of 4.650% Senior Notes due 2031 of the Issuer (the “2031 Notes”), $700,000,000 aggregate principal amount of 4.950% Senior Notes due 2033 of the Issuer (the “2033 Notes”) and $1,000,000,000 aggregate principal amount of 5.250% Senior Notes due 2036 of the Issuer (the “2036 Notes” and, together with the 2029 Notes, the 2031 Notes and the 2033 Notes, the “Notes”), (b) FedEx Freight Holding Company, Inc., a Delaware corporation (the “Issuer”), and (c) Regions Bank, as trustee (the “Trustee”) under the Indenture.

WITNESSETH:

sECTION 1.        Definitions.

Terms not defined herein shall have the meaning given to such terms in the Indenture, dated as of February 5, 2026 (the “Indenture”), among the Issuer, the Guarantors from time to time party thereto and the Trustee.

“Additional Interest” means the interest payable as a consequence of the failure to effectuate in a timely manner the exchange offer and/or shelf registration procedures set forth in the Registration Rights Agreement.

“FedEx Freight Business” means the Parent Guarantor’s less-than-truckload freight transportation services business, including FedEx Freight Direct and LTL Select, and other businesses, including FedEx Custom Critical, included in the Parent Guarantor’s FedEx Freight reporting segment as of immediately prior to the Spin-Off.

“interest” with respect to the Notes means interest with respect thereto and Additional Interest, if any.

“Reorganization Transactions” means a series of internal reorganization transactions that the Parent Guarantor shall undertake prior to the Spin-Off, pursuant to which, among other transactions, the Issuer shall hold, through its subsidiaries, the FedEx Freight Business.

“Spin-Off” means, following the completion of the Reorganization Transactions, the separation of the Issuer from the Parent Guarantor, resulting in the Issuer owning and operating, through its subsidiaries, the FedEx Freight Business, and the distribution by the Parent Guarantor of at least 80.1% of the outstanding shares of common stock of the Issuer on a pro rata basis to holders of shares of common stock of the Parent Guarantor.

sECTION 2.        Contribution of Assets and Liabilities.

Prior to the Spin-Off, the Parent Guarantor shall complete the Reorganization Transactions.

sECTION 3.        Guarantee.

(a)            Subject to Section 4 hereof, the Parent Guarantor hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior unsecured basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Guarantee, the Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (1) the principal, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on the Notes, if any, if lawful, and all other Obligations of the Issuer to the Holders or the Trustee hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise (collectively, the “Guaranteed Obligations”). Failing payment by the Issuer when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Parent Guarantor shall be jointly and severally obligated to pay the same immediately. The Parent Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)            The Parent Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of this Guarantee, the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Parent Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, or pursuant to Section 7 hereof.

(c)            The Parent Guarantor also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) Incurred by the Trustee or any Holder in enforcing any rights under this Guarantee.

(d)            If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e)            The Parent Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Parent Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Parent Guarantor shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

(f)            This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or this Guarantee, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g)           Each payment to be made by the Parent Guarantor in respect of this Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

sECTION 4.        Limitation on Guarantor Liability.

The Parent Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that this Guarantee of the Parent Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to this Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Parent Guarantor hereby irrevocably agree that the obligations of the Parent Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Parent Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under the Indenture, result in the obligations of the Parent Guarantor under this Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all Guaranteed Obligations under this Guarantee and the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment, determined in accordance with GAAP.

sECTION 5.        Subrogation.

The Parent Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by the Parent Guarantor pursuant to the provisions of Section 3 hereof; provided that, if an Event of Default has occurred and is continuing, the Parent Guarantor shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under the Indenture and the Notes shall have been paid in full.

sECTION 6.        Benefits Acknowledged.

The Parent Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Guarantee and the Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

sECTION 7.        Termination of Guarantee.

(a)            The Parent Guarantor shall be automatically and unconditionally released and discharged, and no further action by the Parent Guarantor, the Issuer, the Trustee or any Holder shall be required for the release of the Parent Guarantor’s Guarantee, upon:

(i)            the completion of the Spin-Off; or

(ii)           with respect to any series of Notes, the Issuer’s exercise of its Legal Defeasance option with respect to such series in accordance with Article 8 of the Indenture or the discharge of the Issuer’s obligations under the Indenture with respect to such series in accordance with Article 11 of the Indenture.

(b)            Upon the satisfaction of the conditions in Section 3(a) hereof, the Trustee and each Holder of the applicable series of Notes shall be deemed to consent to the termination of this Guarantee, without any action on the part of the Trustee or any Holder of the Notes of such series. At the written request of the Parent Guarantor accompanied by an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent set forth in the Indenture and this Guarantee to such termination have occurred, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release, discharge and termination in respect of this Guarantee.

(c)            Notwithstanding anything to the contrary herein, including Sections 3(a) and 3(b) hereof, the Parent Guarantor shall remain liable for any obligations with respect to a particular series of Notes that have become due and payable by the Parent Guarantor pursuant to this Guarantee prior to the effective date of release, discharge and termination of this Guarantee with respect to such series of Notes.

sECTION 8.        No Waiver; Remedies.

No failure on the part of the Trustee or any Holder of any series of Notes to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

sECTION 9.        Transfer of Interest.

This Guarantee shall be binding upon the Parent Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by any Holder of Notes, the Trustee, and by their respective successors, transferees and assigns, pursuant to the terms hereof. This Guarantee shall not be deemed to create any right in, or to be in whole or in part for the benefit of any other person.

sECTION 10.        Amendment.

This Guarantee may be amended or supplemented as provided in the Indenture.

sECTION 11.        Governing Law.

THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

sECTION 12.        No Personal Liability of Directors, officers, employees, incorporators, or stockholders.

No past, present or future director, officer, employee, incorporator, or stockholder of the Parent Guarantor, as such, shall have any liability for any obligations of the Parent Guarantor (other than the Parent Guarantor in respect of this Guarantee) under the Notes, this Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

sECTION 13.        Reports by Parent Guarantor.

The Parent Guarantor shall file with the Trustee and the Securities and Exchange Commission (the “Commission”), and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act of 1939, as amended, as then in effect (the “TIA”), at the times and in the manner provided pursuant to the TIA; provided, however, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be filed with the Trustee within 15 days after the same is so filed with the Commission. The Parent Guarantor shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the Commission via EDGAR (or any successor electronic delivery procedure); provided, however, that the Trustee shall have no obligation to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor).

At any time the Parent Guarantor is not subject to Section 13 or 15(d) of the Exchange Act, it shall, so long as any of the Notes, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and will, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes. The Parent Guarantor shall take such further action as any Holder or beneficial owner of such Notes may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

sECTION 14.        Separability.

In case any provision in this Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

sECTION 15.        Headings.

The section headings of this Guarantee have been inserted for convenience of reference only, are not to be considered a part of this Guarantee and shall in no way modify or restrict any of the terms or provisions hereof.

sECTION 16.        Notices, Etc., to the Parent Guarantor.

Any request, demand, authorization, direction, notice, consent, waiver or Act (as defined in the Indenture) of Holders or other document provided or permitted by this Guarantee to be made upon, given or furnished to, or filed with, the Parent Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Parent Guarantor addressed to the address last furnished in writing to the Trustee by the Parent Guarantor, or, if no such address has been furnished, to FedEx Corporation, 942 South Shady Grove Road, Memphis, Tennessee 38120, Attention: [****], email: [****].

sECTION 17.        Counterparts.

This Guarantee may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

The exchange of copies of this Guarantee and of signature pages by facsimile or electronic (i.e., “pdf’ or “tif’) transmission shall constitute effective execution and delivery of this Guarantee as to the parties hereto and may be used in lieu of the original Guarantee for all purposes. The exchange of copies of this Guarantee and of signature pages that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is accepted by the Trustee, shall constitute effective execution and delivery of this Guarantee for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is accepted by the Trustee, shall be deemed to be their original signatures for all purposes of this Guarantee as to the parties hereto and may be used in lieu of the original.

sECTION 18.        Trustee Disclaimer and Rights.

The Trustee makes no representation as to the validity, adequacy or sufficiency of this Guarantee. The recitals and statements herein are deemed to be those of the Parent Guarantor and not the Trustee and the Trustee assumes no responsibility for the same and the Trustee does not make any representation with respect to such matters. The Trustee shall have all of the rights (including indemnification rights), powers, benefits, privileges, protections, indemnities and immunities granted to the Trustee under the Indenture, all of which are incorporated herein mutatis mutandis.

IN WITNESS WHEREOF, the Parent Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

FedEx Corporation

By:	/s/ Benjamin J. Huwer
Name: Benjamin J. Huwer
Title: Assistant Treasurer

[Signature Page to the Guarantee Agreement]

Agreed and Accepted:

FedEx Freight Holding Company, Inc.

By:	/s/ C. Edward Klank III
Name: C. Edward Klank III
Title: President

[Signature Page to the Guarantee Agreement]

Agreed and Accepted:

REGIONS BANK as Trustee under the Indenture

By:	/s/ Craig A. Kaye
Name: Craige A. Kaye
Title: Vice President

[Signature Page to the Guarantee Agreement]